EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Pre-Amendment No. 2 to its Form S-1 Registration Statement of Physicians Healthcare Management Group, Inc. under the caption “Legal Matters.”

	By:	/s/CARL N. DUNCAN, ESQ.
CARL N. DUNCAN, ESQ., LLC

Bethesda, Maryland May 17, 2010